UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2020

DPL Inc.

Ohio

(State of Incorporation)

1-9052

(Commission File Number)

31-1163136

(IRS Employer Identification No.)

1065 Woodman Drive

Dayton, Ohio 45432

(Address of principal executive offices, including zip code)

937-259-7215

Registrant's telephone number, including area code

THE DAYTON POWER AND LIGHT COMPANY

Ohio

(State of Incorporation)

1-2385

(Commission File Number)

31-0258470

(IRS Employer Identification No.)

1065 Woodman Drive

Dayton, Ohio 45432

(Address of principal executive offices, including zip code)

937-259-7215

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
DPL Inc.	☐
The Dayton Power and Light Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

DPL Inc.	☐
The Dayton Power and Light Company	☐

Item 8.01 Other Events.

On June 17, 2020, DPL Inc. (the “Company”) announced its intent to offer, subject to market and other conditions, senior unsecured notes (the “Notes”) in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Company intends to use the net proceeds from the Notes, together with cash on hand and/or the proceeds of other short-term borrowings, to redeem all of its outstanding 7.25% Senior Unsecured Notes due 2021, of which $380 million is currently outstanding, and to pay related fees and expenses. Any remaining net proceeds will be used for general corporate purposes.

A copy of the press release announcing the offering of the Notes is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.

In connection with the offering of the Notes, the Company disclosed in a confidential offering memorandum dated June 17, 2020 certain business updates.

The Company’s results for the three months ended June 30, 2020 will be adversely affected, compared to the same period in the prior year, as a result of the impact of changes to The Dayton Power and Light Company’s (“DP&L”) electric security plan in December 2019, primarily consisting of the removal of the distribution modernization rider, distribution investment rider and the absence of approximately $9.6 million of decoupling revenue that was recognized in the three months ended June 30, 2019, partially offset by the reinstatement of the rate stabilization charge rider.

In the first half of 2020, The AES Corporation (“AES”) provided a statement of intent to provide capital contributions of $150 million in the aggregate to DPL or DP&L, by June 30, 2020 (the “2020 Contribution”) to enable DP&L to improve its infrastructure and modernize its grid while maintaining liquidity. In addition, AES provided a statement of intent to contribute an additional $150 million to DPL or DP&L in 2021 (the “2021 Contribution” and, together with the 2020 Contribution, the “Contributions”) to enable smart grid investment. The payment of the Contributions to DPL or DP&L are not guaranteed and are dependent on certain conditions, including, with respect to the 2021 Contribution, recovery of grid modernization investments through the infrastructure investment rider.

In response to the Public Utilities Commission of Ohio’s (“PUCO”) COVID-19 emergency orders, DP&L filed an application on March 23, 2020, requesting waivers of certain rule and tariff requirements and deferral of certain costs and revenue associated with foregone reconnection fees and late payment fees and on April 15, 2020, supplemented the application with a separate request for certain billing modifications for commercial and industrial customers, and deferral of the amounts associated with waiving minimum demand charges. On May 20, 2020, the PUCO approved the application related to the deferral of the certain costs and revenues and denied the billing modification proposal, encouraging instead that DP&L develop payment plans for individual customers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release Announcing Intention to Offer the Notes.

Forward-Looking Statements

This current report contains forward-looking statements including, but not limited to, statements regarding management’s intents, beliefs, and current expectations and typically contain, but are not limited to, the terms “anticipate,” “approximate”, “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan”, and similar words. Such forward-looking statements include, but are not limited to, statements with respect to the issuance of the Notes, results on our operations and our expectations regarding PUCO regulatory actions. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties, and other factors. Important factors that could affect actual results are discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in DPL’s and DP&L’s 2019 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are encouraged to read DPL’s and DP&L’s filings to learn more about the risk factors associated with DPL’s and DP&L’s businesses. DPL and DP&L undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any security holder who desires copies of DPL or DP&L’s periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding Exhibits) without charge by addressing a request to the Office of the Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Copies of such reports also may be obtained by visiting DP&L’s website at www.dpandl.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: June 17, 2020	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary

The Dayton Power and Light Company

Date: June 17, 2020	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	Vice President, General Counsel and Secretary